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                                                                    EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS



      We consent to the incorporation by reference in this registration statement of Patterson Energy, Inc. on Form S-3 of our report dated February 28, 1996, on our audits of the consolidated financial statements of Patterson Energy, Inc. as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which is included in Patterson Energy, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, and our report dated September 13, 1996, on our audits of the supplemental consolidated financial statements of Patterson Energy, Inc. as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which is included in Patterson Energy, Inc.'s Current Report on Form 8-KA (Amendment No. 2) dated July 30, 1996. We also consent to the reference to our firm under the caption "Experts."



                                        /s/ Coopers & Lybrand L.L.P.

                                        COOPERS & LYBRAND L.L.P.
Dallas, Texas
October 3, 1996